EXHIBIT 5.1

January 6, 2006

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, NV 89109

Ladies and Gentlemen:

We have acted as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the subsidiaries of the Company indicated on the Registration Statement as being additional registrants (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) on January 6, 2006 under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company: (i) one or more series of debt securities which may take the form of senior debt securities (the “Senior Debt Securities”), senior subordinated debt securities (“Senior Subordinated Debt Securities”), subordinated debt securities (“Subordinated Debt Securities”), 8.25% senior subordinated notes due 2012 (the “8.25% Notes”) or 8.75% senior subordinated notes due 2013 (the “8.75% Notes”, and together with the Senior Debt Securities, Senior Subordinated Debt Securities, Subordinated Debt Securities and the 8.25% Notes, the “Debt Securities”), (ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more classes or series; (iii) shares of common stock, $0.10 par value per share, of the Company, together with associated stock protection rights or similar rights, if applicable (“Common Stock”); (iv) depositary shares representing fractional shares of the Preferred Stock or other equity stock of the Company (“Depositary Shares”); (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”); (vi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Debt Guarantees”); (vii) purchase contracts obligating holders to purchase the Company’s securities at a future date or dates (“Purchase Contracts”); and (viii) units (“Units”) consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities. The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Debt Guarantees, the Units and the Purchase Contracts are collectively referred to herein as the “Offered Securities.”

Each series of Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities, and any Debt Guarantees related thereto, will be issued pursuant to a senior indenture (the ”Senior Debt Indenture”), the form of which has been filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a senior subordinated indenture (the “Senior Subordinated Debt Indenture”), the form of which has been filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, or a subordinated indenture (the “Subordinated Debt Indenture”), the form of which has been filed as an exhibit to the Registration Statement, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, as the case may be, in each case, proposed to be entered into among the Company, the Subsidiary Guarantors identified therein and a financial institution to be named therein, as trustee. The 8.25% Notes and any related Debt Guarantees will be issued pursuant to an indenture dated as of March 15, 2004, by and among the

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January 6, 2006

Company, the Subsidiary Guarantors identified therein and The Bank of New York, as trustee, as amended by the first supplemental indenture dated as of December 3, 2004, the form of which has been filed as an exhibit to the Registration Statement (the “8.25% Note Indenture”). The 8.75% Notes and any related Debt Guarantees will be issued pursuant to an indenture dated as of September 25, 2003, by and among the Company, the Subsidiary Guarantors identified therein and The Bank of New York, as trustee, as amended by the first supplemental indenture dated as of September 25, 2003, the form of which has been filed as an exhibit to the Registration Statement (the ”8.75% Note Indenture, and together with the 8.25% Indenture, Senior Debt Indenture, Senior Subordinated Debt Indenture and Subordinated Debt Indenture, the ”Indentures,” and each an “Indenture”).

Each Depositary Share will be issued pursuant to a deposit agreement (a “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference. Each Purchase Contract will be issued pursuant to a purchase contract agreement (a “Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement (a “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference.

In connection with this opinion we have examined the Registration Statement and Indentures, each in the form filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others. With respect to an offering of Warrants, Purchase Contracts, Depositary Shares or Units, we have assumed that the related Warrant Agreement, Purchase Contract Agreement, Deposit Agreement or Unit Agreement, as applicable, will be governed by the laws of the State of New York or the State of Delaware.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with the requirements of all applicable laws, in the manner presently proposed.

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Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities offered under an Indenture, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the Indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939, as amended (and a Form T-1 shall have been properly filed with the Commission), and shall have been duly executed and delivered pursuant to the terms of such Indenture, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) appropriate corporate action has been taken to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of the Indenture, and (v) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such series of Debt Securities, when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to the Debt Guarantees, when (i) a prospectus supplement and any other offering material with respect to the Debt Guarantees shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Subsidiary Guarantors to authorize the form, terms, execution and delivery of the Guarantees, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) the Guarantees with such terms are duly executed, endorsed, issued and delivered by duly authorized officers of the Subsidiary Guarantors and when the related Debt Securities are duly executed, delivered and authenticated in accordance with the Indentures under which they are issued and when payment of the agreed-upon consideration therefor is received, then, upon the happening of such events, such Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms.

3. With respect to the shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (iii) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (vi) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

4. With respect to the shares of Common Stock, when (i) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action has been taken to

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authorize the issuance of Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (v) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

5. With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to the Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Stock or other equity stock of the Company, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Deposit Agreement and such corporate action, and (v) shares of Preferred Stock and other equity stock of the Company shall have been duly issued and delivered to the depositary in accordance with the Deposit Agreement, then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any series of Purchase Contracts, when (i) a prospectus supplement and any other offering material with respect to the Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contract Agreement (including a form of certificate evidencing the Purchase Contracts), (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) the Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the Purchase Contract Agreement and such corporate action, then, upon the happening of such events, such Purchase Contracts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any series of Units, when (i) a prospectus supplement and any other offering material with respect to the Units shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to

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authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units), (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above (except for the opinions set forth in paragraphs 3 and 4 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indentures; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or the Indentures that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (k) we express no opinion on the effect on the enforceability of the Debt Guarantees against any Subsidiary Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Subsidiary Guarantor, and we also express no opinion as to the effectiveness of any waiver of any such defense by any Subsidiary Guarantor; (l) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (m) in the case of the Warrant Agreement, the Warrants, the Deposit Agreement, the Depositary Shares, the Purchase Contracts, the Debt Guarantees, any Certificates of Designations, any Units, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the laws of the State of California. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration

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Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    IRELL & MANELLA LLP